UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 2005

                                SPO MEDICAL INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-11772                 25-1411971
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                 21860 Burbank Blvd., North Building, Suite 380
                            Woodland Hills, CA 91367
          (Address of principal executive offices, including Zip Code)

                                  818-888-4380
              (Registrant's telephone number, including area code)

                             UNITED DIAGNOSTIC, INC.
               124 West 60th Street, #33L, New York New York 10023
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      SPO Medical Inc., a Delaware corporation formerly known as United Diagnostic, Inc. (the "Company" or "SPO Inc."), previously reported under Item
2.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on April 27, 2005 (the "April 2005 8-K") that the Company completed its acquisition (the "Acquisition") of SPO Medical Equipment Ltd., a company incorporated under the laws of the State of Israel ("SPO Ltd."). The Acquisition was completed pursuant to the Capital Stock Exchange Agreement, dated as of February 28, 2005, by and among the Company, SPO Ltd. and the shareholders of SPO Ltd., as subsequently amended and restated as of April 21, 2005 (as so amended and restated the "Restated Exchange Agreement"). Under the terms of the Restated Exchange Agreement, the Company acquired 100% of the outstanding capital stock of SPO Ltd. in exchange for the issuance to the former shareholders of SPO Ltd of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), representing approximately 90% of the Common Stock issued and outstanding after giving effect to the Acquisition. Following the Acquisition, SPO Ltd. became a wholly-owned subsidiary of the Company and the Company changed its name to "SPO Medical Inc."

      The description of the Acquisition included in the Company's April 2005 8-K is incorporated by reference herein. This Current Report on Form 8-K/A is being filed to include additional information about the Company and SPO Ltd. and to complete the financial statements and exhibits records with respect to the April 2005 8-K.

      All references to "we," "our," or "us" in this filing refer to SPO Medical Inc., a Delaware corporation, and its subsidiary SPO Ltd.

                         About SPO Ltd. and the Company

Overview

      From the commencements of operations in January 1996, SPO Ltd. has been engaged in the design, development and marketing of non-invasive pulse oximetry technologies to monitor blood oxygen saturation and heart rate for a variety of markets, including medical, homecare, sports and search & rescue. Pulse oximetry is a non-invasive process used to measure blood oxygen saturation levels and is an established measurement in medical practice to ensure maintenance of adequate oxygen and prevention of respiratory difficulty. Following the Acquisition, certain of the business activities historically engaged in by SPO Ltd. are being conducted through the Company, including, without limitation, the marketing of products designed, developed and marketed by SPO Ltd.

      The Company utilizes proprietary and patented technologies to deliver oximetry functionality through innovative, commercial products that address such applications as emergency care, neonatal resuscitation, home monitoring, sleep apnea, cardiovascular performance, cardiac rehabilitation and the physiological monitoring of military personnel and safety care workers. The Company has developed and patented proprietary technology that enables the use of pulse oximetry in a reflectance mode of operation (i.e. a sensor that can be affixed to a single side of a body part). This technique is known as Reflectance Pulse Oximetry (RPO). Using RPO, a sensor can be positioned on various places of the body, hence minimizing problems of motion and poor profusion. In addition, its unique design results in substantially lower power requirements, which enable a wireless, stand-alone configuration with expanded commercial possibilities.

Background

      Pulse oximetry is an important non-invasive process used to both measure blood oxygen saturation levels (SpO2) by monitoring the percentage of hemoglobin
(Hb) that is saturated with oxygen and measure heart rate. This procedure has been used regularly in hospitals during the past twenty years and is established as an essential measurement in medical practice to ensure maintenance of adequate oxygen and prevention of respiratory difficulty. In many disease states, oxygen saturation is one of the most important vital signs to monitor.


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

      There are two methods to measure pulse oximetry: by transmission through a body part or by reflection. In general, the transmission method can only be used on limited areas of the body, such as fingers, earlobes, etc. Furthermore, in some instances when the transmission method is used, physiological conditions such as stress and temperature can adversely affect the accuracy of pulse oximetry readings.

      Since pulse oximetry measurements taken on-site in an emergency, at local medical practices, and/or in home care can save lives and curtail intervention costs, mobile units have been developed. However, mobile oximetry units have not been widely adopted because their power requirements (and hence limited battery life) often make them impractical. In addition, existing mobile units require patients to remain absolutely stationary to produce reliable results, further reducing their practicality .

The Company's Solution

      Responding to the need for life-saving information in the field where people cannot be absolutely stationary, SPO Ltd. developed patented sensors that work accurately during mild physical activity. This technique uses a reflectance method (known as RPO) whereby a very small sensor placed on the body at various locations has the ability to measure oxygen saturation and heart pulse rate. SPO Ltd. has incorporated its patented reflectance technology into portable devices for medical and consumer applications. Moreover, these devices operate at a power requirement approximately 1/50th of that compared to other commercially available portable systems. This puts pulse oximetry into the hands medical practitioners and emergency personnel on-site for the safety and benefit of all and offers the opportunity to create new commercial and consumer applications.

      The Company's intends to leverage its core technologies to develop new, innovative product applications. For instance, the Company is currently investigating monitoring of other vital sign information that can be obtained using other optical, non-invasive techniques including :

      o     Blood pressure using reflectance oximetry
      o     Billirubin levels
      o     Monitoring glucose levels in blood
      o     Hemoglobin count in blood

Products

      The following are the products of the Company utilizing its unique pulse oximetry technology.

      PulseOx 5500TM -- a stand-alone commercial RPO spot check monitor for SpO2 and heart rate. The PulseOx 5500TM uses SPO patented technology to provide a medical device which is easier to use for many patients and less expensive to operate than any other device available. Its main advantages include: (i) long lasting battery with more than 1,000 hours, using only a fraction of the power used by competitive devices and (ii) resistance to many forms of motion, reducing its susceptibility to the motion artifacts which are typical of other


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

pulse oximetry devices. The PulseOx 5500 was first introduced commercially during the fourth quarter of 2004. The device was approved and registered by the Federal Drug Administration (" FDA") in September 2004. The device also carries the CE (European Directives 93/42/EEC and 90/385/EEC for regulatory and safety standards of medical equipment) and CSA (Canadian Standards Association) mark for safety and audited manufacturing processes, all of which were obtained in February 2005.

      Check MateTM--- addresses the sports and aviation markets' demand for a lightweight, inexpensive monitor for measuring SpO2 and heart rate during physically active and high-altitude activities. It offers the user a greater ability to monitor these vital signs under motion and is less expensive than most other available devices. The Check Mate was first introduced commercially during third quarter of 2005. The Check Mate does not require FDA approval or registration. It carries the CE and CSA mark for safety and audited manufacturing processes.

Products Under Design and Development

      The Company currently has in various stages of development other devices utilizing its oximetry technology. These include the following:

      PulseOx 7500TM --a monitor for extended monitoring of SpO2 and heart rate by means of RPO. It is being designed for maximum user comfort and ease-of-use. It uniquely places the sensor at the base of the finger so it operates as a ring sensor. Traditionally, devices for longer term monitoring are located at the finger tip using clip devices and can be awkward and uncomfortable for the user.

      PedOMetrixTM -- a monitor being designed specifically for the use with infants. This unique monitor is being designed for continual non-invasive monitoring of a baby's SpO2 and heart rate which are particularly important while the baby is sleeping.

Business Strategy

      The Company's mission is to build a profitable business that develops and commercializes medical biosensor products that improve people's lives and increases stockholder value. To achieve this mission, the Company is pursuing the following business strategies:

      o Establish our brand in both the medical and consumer marketplaces. The initial product launch PulseOx 5500TM was a demonstration of the Company's strategy to establish itself within the most demanding part of the market - medical devices requiring FDA approval and requiring a doctor's prescription. Thereafter, subject to regulatory approval consumer applications using the technology will be marketed for direct purchase at appropriate outlets (e.g., retail drug chains, sports and fitness establishments, distributors of safety and security products).

      o Partner with highly qualified, focused companies, internationally. The company intends to collaborate with leading medical device resellers capable of distributing the products to the target market. For instance, the Company currently sells the PulseOx 5500(TM) through reputable, established medical device distributors serving North American markets and the European, Asian and Latin American markets. Other medical products may be distributed by these and other distributors. The Company anticipates that its other consumer products, such as the Check Mate(TM), will be distributed by companies with access to its target market which includes sports enthusiasts. Finally, with medical and consumer products developed jointly with other companies, the most appropriate distribution channels will be used for each product and application.


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

      o Research and Development. The Company's research and development strategy is to continually improve and expand its product offerings by leveraging existing and newly developed proprietary technologies, as well as those of its collaborators, into new product offerings. The Company will be pursuing a multi-disciplinary approach to product design that includes substantial electrical, mechanical, software and biomedical engineering efforts. SPO Inc. is currently focusing research and development programs on expanding its current product offering and investigations in to other non-invasive optical techniques for blood analysis of other vital signs in blood. In addition, SPO Inc. has established relationships with leading teaching hospitals and academic institutions for the purpose of clinically evaluating its new products. The Company has consulting arrangements with physicians and scientists in the areas of research, product development and clinical evaluation.

Suppliers

      The Company's products are made of components which it manufactures or which are usually available from existing and alternate sources of supply. Some of its products are manufactured through agreements with unaffiliated companies. The Company purchases certain components from single or preferred sources of supply. The use of single or preferred sources of supply increases the Company's exposure to price increases and production delays.

Marketing and Sales Organization

      The Company products are sold primarily through resellers in the United States and a combination of resellers and independent distributors in international markets. The Company's primary markets include physicians, hospitals, other medical institutions and general home-care users.

      The Company provides service and maintenance to purchasers of its products under warranty. After the warranty expires, it provides service and maintenance on a contract basis. The Company employs service representatives in the United States and Europe and maintains service facilities in the United States and through it's resellers in Europe and elsewhere.

Patents and Proprietary Information

      The Company holds one patent issued by the United States Patent and Trademark Office ("USPTO") covering various aspects of the Company's unique sensors for radiance based diagnostics using pulse oximetry. The Company currently has three patent applications pending before the USPTO for applications pending before the USPTO for applications in this area. The expiration or invalidity of any of the Company's patents is expected to have a material adverse effect on the Company's business.

Employees

      As of September 30, 2005, the Company employed 13 a full-time employees, of which three worked out of its corporate offices in the United States and ten out of facilities in Israel. None of these employees are subject to collective bargaining agreements.

Competition

      The Company believes that hospitals and other medical institutions choose among competing products on the basis of product performance, features, price and service. In general, the Company believes that price has become an important factor in hospital purchasing decisions because of pressure to cut costs. These pressures on hospitals result from federal and state regulations that limit reimbursement for services provided to Medicare and Medicaid patients. There are also cost containment pressures on healthcare systems outside the U.S.A., particularly in certain European countries.


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

      Many companies, some of which are substantially larger than SPO Inc. and with significantly more resources, are engaged in manufacturing competing products. The Company's competition is primarily in the traditional medical market. The Company's competitors include Nellcor, a unit of the Tyco Healthcare division of Tyco International Ltd; Nonin Medical Inc. of Plymouth, Minnesota, a privately owned company; and Smiths Medical PM Inc. of Waukesha, WI, which is the designer, manufacturer, and distributor of the BCI(R) brand of patient monitoring equipment which competes with the SPO PulseOx 5500TM units.

Governmental Regulations

      The manufacture and sale of the Company's products are subject to extensive regulation by numerous governmental authorities, principally by the FDA and corresponding foreign agencies. The FDA administers the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder. The PulseOx 5500TM is subject to the FDA's standards and procedures for the manufacture of medical devices and the Company's facilities are subject to inspection by the FDA for compliance with such standards and procedures.

      The FDA classifies each medical device into one of three classes depending on the degree of risk associated with the device and the extent of control needed to ensure safety and effectiveness. The Company's PulseOx 5500TM has been classified by the FDA as Class II device and has secured a 510(k) pre-market notification clearance before being introduced into the United States market. For additional products, the process of obtaining 510(k) clearance typically takes several months and may involve the submission of limited clinical data supporting assertions that the product is substantially equivalent to an already approved device or to a device that was on the market before the enactment of the Medical Device Amendments of 1976.

      Every company that manufactures or assembles medical devices is required to register with the FDA and adhere to certain "good manufacturing practices" in accordance with the FDA's Quality System Regulation which regulates the manufacture of medical devices, prescribes record keeping procedures and provides for the routine inspection of facilities for compliance with such regulations. The FDA also has broad regulatory powers in the areas of clinical testing, marketing and advertising of medical devices.

      Medical device manufacturers are routinely subject to periodic inspections by the FDA. If the FDA believes that a company may not be operating in compliance with applicable laws and regulations, it can:

      o     place the company under observation and re-inspect the facilities;
      o     issue a warning letter apprising of violating conduct;
      o     detain or seize products;
      o     mandate a recall;
      o     enjoin future violations; and
      o assess civil and criminal penalties against the company, its officers or its employees.

      We are also subject to regulation in each of the foreign countries in which we sell our products. Many of the regulations applicable to our products in such countries are similar to those of the FDA. The national health or social security organizations of certain countries require our products to be qualified before they can be marketed in those countries.


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

Description of Property

      The Company maintains its corporate headquarters in the Warner Gateway campus in Warner Center, Woodland Hills, CA, USA. The offices are leased at a monthly cost of approximately $2,500 and cover a square area of 60 sq. m. The rental period for this office terminates in April 2006. The offices provide accommodation for sales, internal administrative and external customer support operations.

      Research and development continue to be at the premises in Ashkolon, Israel, which are comprised of laboratory and development facility covering a square area of 140 sq. m. In addition, the Company sub-leases a smaller facility of 60 sq. m. for local administrative staff. The facilities in Ashkolon, Israel are leased pursuant to a lease agreement that runs through July 2006 at an approximate per month rate of $1,095.

Developments following the Acquisition

Private Placement
-----------------

      In order to facilitate the Acquisition and to raise working capital, on April 21, 2005, the Company commenced a private placement (the "Private Placement") to certain private and institutional investors of up to $1,150,000 in principal amount of units of its securities, with each unit comprised of (i) an 18 month 6% Promissory Note (a "Note") and (ii) a three year warrant (a "Warrant") to purchase up to the number of shares of Common Stock obtained by dividing the principal amount of the Note purchased by such investor divided by $ 0.85, at a per share exercise price of $0.85. The Company will seek to amend the Private Placement to increase the amount offered thereunder to $1,500,000; however, no assurance can be provided that the current investors will agree to such increase.

      As of the date of this filing, the Company has raised an aggregate gross amount of $1,150,000 in the Private Placement.

Repayment of Outstanding Debt of SPO Ltd.
-----------------------------------------

      In April 2004, prior to the Acquisition, SPO Ltd. issued to each of two entities one-year promissory notes in the principal amount of $57,500 in consideration of funds advanced to it to cover certain outstanding debts of SPO Ltd. incurred prior to the Acquisition. Interest accrued on the loans at a 10% per annum rate; following the maturity date, the interest rate was adjusted to 18% per annum, retroactive to November 2004. In addition, by their terms, the note instruments provided that, unless paid earlier, the outstanding amounts on the Notes are automatically convertible into common shares of the Company at a per share conversion rate equal to 20% less than the valuation in the first sale of Common Stock of the Company after the Acquisition. In the event that the Company does not raise through sale of Common Stock at least $250,000 within 180 days of the close of the Acquisition, the notes are convertible at a rate of $0.01 per share; provided, that, upon such conversion the Company is required to unwind the Acquisition at an aggregate price of $115,000.

      On  November  7,  2005,  the  Company   re-paid  in  full  settlement  the
outstanding principal amount and accrued interest under these notes.

                                  Risk Factors

      The following risk factors should be considered carefully in addition to the other information presented in this report. This report contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:


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

      WE WILL NEED TO RAISE ADDITIONAL FUNDS TO IMPLEMENT OUR BUSINESS PLAN AND THERE IS NO ASSURANCE THAT SUCH FUNDS CAN BE RAISED ON TERMS THAT WE WOULD FIND ACCEPTABLE, OR AT ALL.

      The Company will require substantial additional capital to develop its products, including completing product testing and clinical trials, obtaining all required regulatory approvals and clearances, beginning and scaling up manufacturing, and marketing our products. We will be required to raise additional funds through public or private financing, collaborative relationships or other arrangements. We believe that our existing capital and the funding from various sources, including operations, will be sufficient to satisfy our funding requirements through May 2006 at the current scale of the Company's operations, but may not be sufficient to fund our planned operations to the point of the large scale commercial introduction of our new pulse oximetry monitoring products. Any failure to achieve adequate funding in a timely fashion would delay our development programs and could lead to abandonment of one or more of our development initiatives. Any required additional funding may not be available on terms attractive to us, or at all. To the extent we cannot obtain additional funding, our ability to continue to develop and introduce products to market will be limited. Any additional equity financing may be dilutive to stockholders, and debt and certain types of equity financing, if available, may involve restrictive covenants or other provisions that would limit how we conduct our business or finance our operations.

      IF WE CANNOT OBTAIN ADDITIONAL FUNDS OR ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

      Because we must execute our plans to launch additional products and grow our revenues to sufficiently higher levels to generate profits and cash flow from operations, there exists doubt about our ability to continue as a going concern. There can be no assurance that we will be able to raise these additional funds. If we do not secure additional funding when needed, we will be unable to conduct all of our product development efforts as planned, which may cause us to alter our business plan in relation to the development of all of our products. Even if we obtain additional funding, we will need to achieve profitability thereafter.

      WE DO NOT HAVE A LONG OPERATING HISTORY, WHICH MAKES IT DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS.

      Because limited historical information is available on SPO Ltd.'s revenue trends and operations, it will be difficult for you to evaluate the Company's business. Our prospects must be considered in light of the substantial risks, expenses, uncertainties and difficulties encountered by entrants into the medical device industry, which is characterized by increasing intense competition and a high failure rate.

      WE HAVE A HISTORY OF LOSSES, AND WE EXPECT LOSSES TO CONTINUE.

      SPO Ltd. has never been profitable, and has incurred operating losses since inception. We expect our operating losses to continue as we continue to expend substantial resources to launch the our product line, to complete development of our products, obtain regulatory clearances or approvals, build our marketing, sales, manufacturing and finance organizations, and conduct further research and development. To date, we have engaged primarily in research


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

and development efforts. The further development and commercialization of our products will require substantial development, regulatory, sales and marketing, manufacturing and other expenditures. SPO Ltd only generated $164,704 in revenues from product sales during 2004 and $373,350 for the three months ended March 31, 2005. SPO Ltd.'s accumulated deficit was approximately $3.9 million as at December 31, 2004.

      THE SALE OF OUR PRODUCTS IN THE UNITED STATES IS SUBJECT TO GOVERNMENT REGULATIONS AND WE MAY NOT BE ABLE TO OBTAIN CERTAIN NECESSARY CLEARANCES OR APPROVALS.

      The design, manufacturing, labeling, distribution and marketing of medical device products in the United States is subject to extensive and rigorous regulation by the Food and Drug Administration (FDA). In order for us to market our products in the United States, we must obtain clearance or approval from the FDA. which can be expensive and uncertain and can cause lengthy delays before we can begin selling our products. We cannot be sure:

      o that we, or any collaborative partner, will make timely filings with the FDA;
      o     that the FDA will act favorably or quickly on these submissions;
      o that we will not be required to submit additional information or perform additional clinical studies;
      o that we would not be required to submit an application for premarket approval, rather than a 510(k) premarket notification submission as described below; or
      o that other significant difficulties and costs will not be encountered to obtain FDA clearance or approval.

      The FDA may impose strict labeling or other requirements as a condition of its clearance or approval, any of which could limit our ability to market our products. Further, if we wish to modify a product after FDA clearance of a premarket notification or approval of a premarket approval application, including changes in indications or other modifications that could affect safety and efficacy, additional clearances or approvals will be required from the FDA. Any request by the FDA for additional data, or any requirement by the FDA that we conduct additional clinical studies or submit to the more rigorous and lengthier premarket approval process, could result in a significant delay in bringing our products to market and substantial additional research and other expenditures. Similarly, any labeling or other conditions or restrictions imposed by the FDA on the marketing of our products could hinder our ability to effectively market our products. Any of the above actions by the FDA could delay or prevent altogether our ability to market and distribute our products. Further, there may be new FDA policies or changes in FDA policies that could be adverse to us.

      IN FOREIGN COUNTRIES, INCLUDING EUROPEAN COUNTRIES, WE ARE ALSO SUBJECT TO GOVERNMENT REGULATION, WHICH COULD DELAY OR PREVENT OUR ABILITY TO SELL OUR PRODUCTS IN THOSE JURISDICTIONS.

      In order for the Company to market our products in Europe and some other international jurisdictions, we and our distributors and agents must obtain required regulatory registrations or approvals. We must also comply with extensive regulations regarding safety, efficacy and quality in those jurisdictions. We may not be able to obtain the required regulatory registrations or approvals, or we may be required to incur significant costs in obtaining or maintaining any regulatory registrations or approvals we receive. Delays in obtaining any registrations or approvals required to market our products, failure to receive these registrations or approvals, or future loss of previously obtained registrations or approvals would limit our ability to sell our products internationally. For example, international regulatory bodies have adopted various regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. These regulations vary from country to country.

      EVEN IF WE OBTAIN CLEARANCE OR APPROVAL TO SELL OUR PRODUCTS, WE ARE SUBJECT TO ONGOING REQUIREMENTS AND INSPECTIONS THAT COULD LEAD TO THE RESTRICTION, SUSPENSION OR REVOCATION OF OUR CLEARANCE.

      The Company will be required to adhere to applicable FDA regulations regarding good manufacturing practice, which include testing, control, and documentation requirements. We are subject to similar regulations in foreign countries. Ongoing compliance with good manufacturing practice and other applicable regulatory requirements will be strictly enforced in the United States through periodic inspections by state and federal agencies, including the FDA, and in international jurisdictions by comparable agencies. Failure to comply with these regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure to obtain premarket clearance or premarket approval for devices, withdrawal of approvals previously obtained, and criminal prosecution. The restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory requirements would limit our ability to operate and could increase our costs.

      OUR SUCCESS LARGELY DEPENDS ON OUR ABILITY TO OBTAIN AND PROTECT THE PROPRIETARY INFORMATION ON WHICH WE BASE OUR PRODUCTS.

      The Company's success depends in large part upon our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to license from others patents and patent applications necessary to develop our products. If any of our patents are successfully challenged, invalidated or circumvented, or our right or ability to manufacture our products was to be limited, our ability to continue to manufacture and market our products could be adversely affected. In addition to patents, we rely on trade secrets and proprietary know-how, which we seek to protect, in part, through confidentiality and proprietary information agreements. The other parties to these agreements may breach these provisions, and we may not have adequate remedies for any breach. Additionally, our trade secrets could otherwise become known to or be independently developed by competitors.

      The Company has been issued one United States patent and has three pending patent applications. There are additional international patents and pending applications. One or more of the patents we hold directly or license from third parties, including those for the disposable components to be used with our existing or future products, may be successfully challenged, invalidated or circumvented, or we may otherwise be unable to rely on these patents. These risks are also present for the process we use or will use for manufacturing our products. In addition, our competitors, many of whom have substantial resources and have made substantial investments in competing technologies, may apply for and obtain patents that prevent, limit or interfere with our ability to make, use and sell our products, either in the United States or in international markets.

      The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights. In addition, the United States Patent and Trademark Office may institute interference proceedings. The defense and prosecution of intellectual property suits, Patent and Trademark Office proceedings and related legal and administrative proceedings are both costly and time consuming. Moreover, we may need to litigate to enforce our patents, to protect our trade secrets or know-how, or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or interference proceedings involving us may require us to incur substantial legal and other fees and expenses and may require some of our employees to devote all or a substantial portion of their time to the proceedings. An adverse determination in the proceedings could subject us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from selling our products in some or all markets. We may not be able to reach a satisfactory settlement of any dispute by licensing necessary patents or other intellectual property. Even if we reached a settlement, the settlement process may be expensive and time consuming, and the terms of the settlement may require us to pay substantial royalties. An adverse determination in a judicial or administrative proceeding or the failure to obtain a necessary license could prevent us from manufacturing and selling our products.

      WE ARE DEVELOPING OUR CURRENT PRODUCT LINES INDEPENDENTLY FROM ANY COLLABORATIVE PARTNERS, WHICH WILL REQUIRE US TO ACCESS ADDITIONAL CAPITAL AND TO DEVELOP ADDITIONAL SKILLS TO PRODUCE, MARKET AND DISTRIBUTE THESE PRODUCTS.

      We are independently finishing development, building up production capacity, launching, marketing and distributing our oximetry line of products. These activities require additional resources and skills that we will need to secure. There is no assurance that we will be able to raise sufficient capital or attract and retain skilled personnel to enable us to finish development, launch and market these products. Thus, there can be no assurance that we will be able to commercialize all, or any, of these products.

      BECAUSE OUR PRODUCTS, WHICH USE DIFFERENT TECHNOLOGY OR APPLY TECHNOLOGY IN MORE INNOVATIVE WAYS THAN OTHER MEDICAL DEVICES, ARE OR WILL BE NEW TO THE MARKET, WE MAY NOT BE SUCCESSFUL IN LAUNCHING OUR PRODUCTS AND OUR OPERATIONS AND GROWTH WOULD BE ADVERSELY AFFECTED.

      Our products are based on new methods of reflective pulse oximetry. If our products do not achieve significant market acceptance, our sales will be limited and our financial condition may suffer. Physicians and individuals may not recommend or use our products unless they determine that these products are an attractive alternative to current tests that have a long history of safe and effective use. To date, our products have been used by only a limited number of people, and few independent studies regarding our products have been published. The lack of independent studies limits the ability of doctors or consumers to compare our products to conventional products.

      IF WE ARE UNABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE MEDICAL DEVICE INDUSTRY, OUR FUTURE GROWTH AND OPERATING RESULTS WILL SUFFER.

      The medical device industry in general, and the markets in which we expect to offer products in particular, are intensely competitive. Many of our competitors have substantially greater financial, research, technical, manufacturing, marketing and distribution resources than we do and have greater name recognition and lengthier operating histories in the health care industry. We may not be able to effectively compete against these and other competitors. A number of competitors offer oximetry products. These products and monitors are widely accepted in the health care industry and have a long history of accurate and effective use. Further, if our products are not available at competitive prices, health care administrators who are subject to increasing pressures to reduce costs may not elect to purchase them.

      Furthermore, our competitors may succeed in developing, either before or after the development and commercialization of our further products, devices and technologies that permit more efficient, less expensive non-invasive and less invasive pulse oximetry monitoring.

      WE HAVE LITTLE MANUFACTURING EXPERIENCE, WHICH COULD LIMIT OUR GROWTH.

      We do not have sufficient internal manufacturing experience that would enable us to make products in the volumes that would be necessary for us to achieve significant commercial sales, and we rely upon our suppliers. In addition, we may not be able to establish and maintain reliable, efficient, full scale manufacturing at commercially reasonable costs, in a timely fashion. Difficulties we encounter in manufacturing scale-up, or our failure to implement and maintain our manufacturing facilities in accordance with good manufacturing practice regulations, international quality standards or other regulatory requirements, could result in a delay or termination of production. We may decide to manufacture these products ourselves in the future or may decide to manufacture products that are currently under development in this market segment. Companies often encounter difficulties in scaling up production, including problems involving production yield, quality control and assurance, and shortages of qualified personnel.

      Since we are relying on third party manufacturing for our initial product offerings in the pulse oximetry product line, we are dependent upon those parties for product supply. Any delay in initiating production or scaling production to higher volumes could result in delays of product introduction, or create lower availability of product than our expectations. These delays could lead to lower revenue achievement and additional cash requirements for us.

      OUR LIMITED MARKETING AND SALES EXPERIENCE MAKES OUR REVENUE UNCERTAIN.

      We are responsible for marketing our oximetry product line. We have relatively limited experience in marketing or selling medical device products and only have a two person internal marketing and sales team. In order to successfully continue to market and sell our products, we must either develop a marketing and sales force or expand our arrangements with third parties to market and sell our products. We may not be able to successfully develop an effective marketing and sales force, and we may not be able to enter into and maintain marketing and sales agreements with third parties on acceptable terms, if at all. If we develop our own marketing and sales capabilities, we will compete with other companies that have experienced and well-funded marketing and sales operations. If we enter into a marketing arrangement with a third party, any revenues we would receive will be dependent on this third party, and we will likely be required to pay a sales commission or similar compensation to this party. The efforts of these third parties for the marketing and sale of our products may not be successful.

      BECAUSE WE OPERATE IN AN INDUSTRY WITH SIGNIFICANT PRODUCT LIABILITY RISK, AND WE HAVE NOT SPECIFICALLY INSURED AGAINST THIS RISK, WE MAY BE SUBJECT TO SUBSTANTIAL CLAIMS AGAINST OUR PRODUCTS.

      The development, manufacture and sale of medical products entail significant risks of product liability claims. We currently have limited product liability insurance coverage beyond that provided by our general liability insurance. Accordingly, we may not be adequately protected from any liabilities, including any adverse judgments or settlements, we might incur in connection with the development, clinical testing, manufacture and sale of our products. A successful product liability claim or series of claims brought against us that result in an adverse judgment against or settlement by us in excess of any insurance coverage could seriously harm our financial condition or reputation. In addition, product liability insurance is expensive and may not be available to us on acceptable terms, if at all.

      THE  AVAILABILITY  OF  THIRD-PARTY   REIMBURSEMENT  FOR  OUR  PRODUCTS  IS
UNCERTAIN, WHICH MAY LIMIT CONSUMER USE AND THE MARKET FOR OUR PRODUCTS.

      In the United States and elsewhere, sales of medical products are dependent, in part, on the ability of consumers of these products to obtain reimbursement for all or a portion of their cost from third-party payors, such as government and private insurance plans. Any inability of patients, hospitals, physicians and other users of our products to obtain sufficient reimbursement from third-party payors for our products, or adverse changes in relevant governmental policies or the policies of private third-party payors regarding reimbursement for these products, could limit our ability to sell our products on a competitive basis. We are unable to predict what changes will be made in the reimbursement methods used by third-party health care payors. Moreover, third-party payors are increasingly challenging the prices charged for medical products and services, and some health care providers are gradually adopting a managed care system in which the providers contract to provide comprehensive health care services for a fixed cost per person. Patients, hospitals and physicians may not be able to justify the use of our products by the attendant cost savings and clinical benefits that we believe will be derived from the use of our products, and therefore may not be able to obtain third-party reimbursement.

      Reimbursement and health care payment systems in international markets vary significantly by country and include both government sponsored health care and private insurance. We may not be able to obtain approvals for reimbursement from these international third-party payors in a timely manner, if at all. Any failure to receive international reimbursement approvals could have an adverse effect on market acceptance of our products in the international markets in which approvals are sought.

      OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN SCIENTIFIC, TECHNICAL, MANAGERIAL AND FINANCE PERSONNEL.

      Our ability to operate successfully and manage our future growth depends in significant part upon the continued service of key scientific, technical, managerial and finance personnel, as well as our ability to attract and retain additional highly qualified personnel in these fields. We may not be able to attract and retain key employees when necessary, which would limit our operations and growth. In addition, if we are able to successfully develop and commercialize our products, we will need to hire additional scientific, technical, marketing, managerial and finance personnel. We face intense competition for qualified personnel in these areas, many of whom are often subject to competing employment offers.

      WE ARE SIGNIFICANTLY INFLUENCED BY OUR DIRECTORS, EXECUTIVE OFFICERS AND THEIR AFFILIATED ENTITIES.

      Our directors, executive officers and entities affiliated with them beneficially owned an aggregate of approximately 30% of our outstanding Common Stock as of September 30, 2005. These stockholders, acting together, would be able to exert significant influence on substantially all matters requiring approval by our stockholders, including the election of directors and the approval of mergers and other business combination transactions.

      OUR COMMON STOCK IS CURRENTLY QUOTED ON THE "PINK SHEETS" AND HAS A LIMITED TRADING MARKET.

      Our common stock is currently listed on the "Pink Sheets". Accordingly, there is little or no active trading in our stock.

                      RISKS RELATED TO OPERATIONS IN ISRAEL

      WE DEPEND ON A SINGLE FACILITY IN ISRAEL AND ARE SUSCEPTIBLE TO ANY EVENT THAT WOULD ADVERSELYAFFECT ITS CONDITION.

      Most of the Company's laboratory capacity and principal research and development and manufacturing facilities are located in the State of Israel. Fire, natural disaster or any other cause of material disruption in our operation in this location could have a material adverse effect on our business, financial condition and operating results. As discussed above, to remain competitive in the network communications industry, we must respond quickly to technological developments. Damage to our facility in Israel could cause serious delays in the development of new products and services and, therefore, could adversely affect our business. In addition, the particular risks relating to our location in Israel are described below.

      THE TRANSFER AND USE OF SOME OF OUR TECHNOLOGY AND ITS PRODUCTION IS LIMITED BECAUSE OF THE RESEARCH AND DEVELOPMENT GRANTS WE RECEIVED FROM THE ISRAELI GOVERNMENT TO DEVELOP SUCH TECHNOLOGY. SUCH LIMITATIONS MAY RESTRICT OUR BUSINESS GROWTH AND PROFITABILITY.

      Our research and development efforts associated with the development of oximetry products have been partially financed through grants from the Office of the Chief Scientist of the State of Israel (the "Chief Scientist"). We are subject to certain restrictions under the terms of the Chief Scientist grants. Specifically, the products developed with the funding provided by these grants may not be manufactured, nor may the technology which is embodied in our products be transferred outside of Israel without appropriate governmental approvals and/or fines. These restrictions do not apply to the sale or export from Israel of our products developed with this technology. These restrictions could limit or prevent our growth and profitability.

      POLITICAL AND ECONOMIC CONDITIONS IN ISRAEL MAY LIMIT OUR ABILITY TO PRODUCE AND SELL OUR PRODUCTS.THIS COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND BUSINESS.

      Our research and development and manufacturing facilities are located Israel,. Political, economic and security conditions in Israel directly influence us. Since the establishment of the State of Israel in 1948, Israel and its Arab neighbors have engaged in a number of armed conflicts. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Major hostilities between Israel and its neighbors may hinder Israel's international trade and lead to economic downturn. This, in turn, could have a material adverse effect on our operations and business.

      Since October 2000, there has been substantial deterioration in the relationship between Israel and the Palestinian Authority that has resulted in increased violence. The future effect of this deterioration and violence on the Israeli economy and our operations is unclear. Ongoing violence between Israel and the Palestinians as well as tension between Israel and the neighboring Syria and Lebanon may have a material adverse effect on our business, financial conditions or results of operations.

      Generally, male adult citizens and permanent residents of Israel under the age of 51 are obligated to perform up to 36 days of military reserve duty annually. Additionally, these residents may be called to active duty at any time under emergency circumstances. The full impact on our workforce or business if some of our officers and employees are called upon to perform military reserve service is difficult to predict.

      In addition, in recent years Israel has been going through a period of recession in economic activity, resulting in low growth rates and growing unemployment. Our operations could be adversely affected if the economic conditions in Israel continue to deteriorate. In addition, due to significant economic measures proposed by the Israeli Government, there have been several general strikes and work stoppages in 2003 and 2004, affecting all banks, airports and ports. These strikes have had an adverse effect on the Israeli economy and on business, including our ability to deliver products to our customers. Following the passage by the Israeli Parliament of laws to implement the economic measures, the Israeli trade unions have threatened further strikes or work-stoppages, and these may have a material adverse effect on the Israeli economy and on us.

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following are the names and certain information regarding The Company's Directors and Executive Officers following the acquisition of SPO Ltd. and as of September 30, 2005:

NAME                    AGE                        POSITION

Michael Braunold        46              President, Chief Executive Officer and
                                        Director

Richard H. Ryan         53              Chief Operating Officer

Jeffrey Feuer           41              Chief Financial Officer

Israel Sarussi          54              Chief Technology Officer

Pauline Dorfman         40              Director

Sidney Braun            44              Director

      Pursuant to the Company's bylaws, directors are elected at the annual meeting of stockholders and each director holds office until his successor is elected and qualified. Officers are elected by the Board of Directors and hold office until an officer's successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of the Company's directors and executive officers.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

      Michael Braunold has been Chief Executive Officer of SPO Ltd. since March 1998 and the President and Chief Executive Officer of the Company since May 18, 2005. Prior to March 1998, Mr. Braunold was Senior Director of Business Development at Scitex Corporation Ltd., a multinational corporation specializing in visual information communication. In such capacity, Mr. Braunold played a strategic role in managing a team of professionals assigned to M&A activities. During his 12-year tenure at Scitex, he held various positions within the worldwide organization, including a period in the United States as Vice
President of an American subsidiary of Scitex specializing in medical imaging. From March 2000 through September 2000, Mr. Braunold was also the Chief Executive Officer and Chairman of Ambient Corporation, a Delaware company, that specializes in the implementation of a proposed comprehensive high-speed communication infrastructure that is designed to utilize existing electrical power distribution lines as a high-speed communication medium. Mr. Braunold served as a director of Amedia Networks, Inc. (formerly TTR Technologies, Inc.) from February 2000 through August 2002. Mr. Braunold obtained a Bachelor of Science degree with honors in Engineering and Management Sciences from Imperial College Business School, London.

      Richard H. Ryan has been Chief Operating Officer since May 2005. Prior to joining Philips Medical Systems in 2001, Mr. Ryan was contracted by Agilent Technologies, where he assisted in the successful divestiture of its Healthcare Solutions Group to Philips Medical Systems; he also oversaw the transfer of three production lines from Xing Dao, in Mainland China, to a local subsidiary in California. Following the acquisition by Philips, he was asked to join the corporate management team to help set up their new Global Materials Organization (the GMO) and was a founding member of its Executive Board. During his tenure at Philips Medical Systems, Mr. Ryan was instrumental in driving a cultural change in supplier management, creating new supply chain opportunities in Asia while reducing costs at most of the company's manufacturing sites worldwide.

      Jeffery Feuer was appointed Chief Financial Officer on July 14, 2005. Prior to joining the Company, Mr. Feuer served in similar capacities at Transpharma Medical Ltd., a biomedical device start-up company (January 2004 through May 2005), and Finjan Software Inc., a security software company (September 1999 through September 2003). From July 1996 to September 1999, he served as corporate controller of Aladdin Knowledge Systems, Ltd., an Israeli based NASDAQ company. Prior to this he was a senior auditor in public accounting both in Israel and the UK.

      Israel Sarussi has been the Chief Technology Officer of SPO Ltd. since its inception in 1996. Prior to this venture, he established a private company specializing in computer systems for agricultural applications. Israel has held various technical positions at several hi-tech Israeli companies including Elta Electronics, a company specializing in military communications, where he was assigned to advanced development projects for the Israeli Air Force. He holds a degree in Electronic Engineering from Ben Gurion University, Be'ersheba.

      Pauline Dorfman was appointed a Director of the Company on April 21, 2005. Since January 2001, Mrs. Dorfman, a qualified chartered accountant, has been a consultant with Berenblut Consulting, an Ontario firm that assists commercial business, law firms and governments across North America and Europe in several areas covering economics, finance, accounting, valuation and strategy. Mrs. Dorfman specializes in conducting analysis and financial investigations in connection with international development disputes and economic damage quantification for breach of contract and personal medical malpractice cases. Prior to this assignment, Mrs. Dorfman worked for 10 years with the Toronto Dominion Bank in the finance and commercial lending areas analyzing the financial risk of various bank investments and strategies, assisting in the development of new bank products and meeting the external and internal financial reporting requirements of the bank.

      Sidney Braun was appointed a Director on April 21, 2005. Since June 2004 Mr. Braun has served as the President and Chief Operating Officer for Med-Emerg International Inc. (MEII), a company incorporated in the Province of Ontario. MEII is a publicly listed healthcare services company specializing in the coordination and delivery of emergency and primary health care related services in Canada such as physician and nurse staffing and recruitment, clinical management services, a national drug infusion service and a comprehensive physician practice management program. Mr. Braun has extensive experience in commerce both in North America and Europe, including manufacturing, distribution and trading. Prior to his current position at MEII, Mr. Braun worked for 7 years as an independent consultant to several large state-owned corporations from the former Eastern European block on developing business strategies and adapting to new working conditions in western markets. In addition, Mr. Braun developed expertise in emerging financial markets in Europe and introduced several companies to the UK and German capital markets.

EMPLOYMENT COMPENSATION AGREEMENTS

      On May 18, 2005, the Company entered into an employment agreement with Michael Braunold, pursuant to which he serve as the Company's Chief Executive Officer and President. On such date, Mr. Braunold and SPO Ltd., entered into an employment agreement pursuant to which Mr. Braunold serves as SPO Ltd.'s Chief Executive Officer. Each of the agreements with the Company and SPO Ltd. has an initial term of three years commencing on the date of the agreement and is automatically renewable for successive two year terms unless the Company or Mr. Braunold indicates in writing, upon 90 days prior to the scheduled termination of the initial term or any renewal term, that it does not intend to renew the agreement. Mr. Braunold will be paid a monthly salary of $13,250 under the agreement with SPO Ltd. Mr. Braunold is not entitled to a salary under the agreement with the Company but will be granted options under the Company's 2005 Equity Incentive Plan to purchase a number of shares of the Company's common stock to be agreed upon by the Company and Mr. Braunold. The agreements may be terminated by Mr. Braunold for any reason on 60 days written notice to the Company or for Good Reason (as defined in the employment agreement) or by the Company for Just Cause (as defined in the employment agreement) or for any other reason. In the event of a termination by Mr. Braunold for Good Reason or by the Company for any reason other than Just Cause, the Company shall pay Mr. Braunold an amount equal to (i) if such termination occurs during the initial term of the agreement, the base salary then payable, if any, for the longer of (a) the period from the date of such termination to the end of the Initial Term as if the agreement had not been so terminated and (b) twelve months and (ii) if such termination occurs after the initial term, the base salary then payable, if any, for a period of twelve months as if the agreement had not been so terminated.

      On May 18, 2005, the Company entered into an employment agreement with Richard H. Ryan pursuant to which Mr. Ryan serves as the Company's Chief Operating Officer for a period beginning on May 18, 2005 and ending on the earlier of: (i) Mr. Ryan's death or disability, (ii) termination by the Company without cause upon 90 days written notice during the first year of the agreement and thereafter upon six months (or payment in lieu thereof); (iii) termination by Mr. Ryan without cause upon 60 days written notice; (iv) termination of Mr. Ryan with cause or (v) two (2) years from the date of the agreement. In consideration of his service under the agreement, Mr. Ryan is (i) paid a monthly salary of $8,334, (ii) was granted an option to purchase 200,000 shares of the Company's common stock, vesting over two years from the date of grant and (iii) be entitled to a bonus based on the amount of the Company's net sales during the first year of the agreement.

      On July 14, 2005 the Company entered into an employment agreement with Jeffrey Feuer, pursuant to which Mr. Feuer serves as the Company's Chief Financial Officer. Previously, on May 15, 2005, Mr. Feuer and SPO Ltd. entered into an employment agreement pursuant to which Mr. Feuer continues to serves as SPO Ltd.'s Chief Financial Officer. Each of the agreements with the Company and SPO Ltd. terminates on the earlier of: (i) Mr. Feuer's death or disability, (ii) termination by the Company or Mr. Feuer without cause upon 60 days written notice; or (iii) termination of Mr. Feuer with cause. Mr. Feuer will be paid a monthly salary of $7,500 under the agreement with SPO Ltd. Mr. Feuer is not entitled to a salary under the agreement with the Company but will be granted options under the Company's 2005 Equity Incentive Plan to purchase 120,000 shares of the Company's common stock, vesting over a one year period from the date of grant.


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

Director Compensation

      Each non-employee Director will receive cash compensation at the rate of $15,000 for the first year of service. Each non-employee Director was granted in April 2005 50,000 options with an exercise price of $0.055 per share, with 25,000 of such options being vested upon issuance and the remaining 25,000 vesting over 12 months following grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has not entered into any transaction during the last two years and the Company has not proposed any transaction to which it was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

      o     Any director or executive officer of the Company;
      o     Any nominee for election as a director;
      o Any security holder named in the "Security Ownership of Certain Beneficial Owners and Management" section below; and
      o Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any such person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 30, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                        Common Stock            Percentage of
Name of Beneficial Owner (1)        Beneficially Owned (2)     Common Stock (3)

Michael Braunold                           743,922 (4)                4.37%

Richard H. Ryan                            50,000   (5)                  *

Jeffrey Feuer                              30,000--  (6)                 *

Israel Sarussi                             4,165,776 (7)             23.84%

Pauline Dorfman                            25,000-- (8)                  *

Sidney Braun                               25,000-- (8)                  *

All officers and directors as a group      5,039,698                 29.13%
(6 persons)

* Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o SPO Medical Inc., 21860 Burbank Blvd., North Building, Suite 380, Woodland Hills, CA 91367.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.


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

(3) Based on 17,029,407 shares outstanding. The number of shares outstanding reflects the forward subdivision of the Company's Common Stock on a 2.65285:1 basis after giving effect to the transactions contemplated by Restated Exchange Agreement.

(4) Comprised of 743,922 shares of the Company's Common Stock.

(5) Represents shares issuable upon exercise of vested options issued in May 2005 under the Company's 2005 Equity Incentive Plan (the "2005 Plan"). Does not include an additional 150,000 shares issuable upon exercise of options issued in May 2005 under the 2005 Plan that are scheduled to vest, on a quarterly basis, over the two years following issuance.

(6) Represents shares issuable upon exercise of vested options issued in July 2005 under the Company's 2005 Plan. Does not include an additional 90,000 shares issuable upon exercise of options issued in July 2005 under the Company's 2005 Plan that are scheduled to vest, on a quarterly basis, over the one year period following issuance.

(7) Comprised of 3,719,393 shares of the Company's Common Stock and 446,383 shares of Common Stock issuable upon exercise of currently exercisable warrants.

(8) Represents shares issuable upon exercise of vested options issued in April 2005 under the Company's 2005 Non-Employee Directors Stock Option Plan (the "2005 Directors Plan"). Does not include an additional 25,000 shares issuable upon exercise of options issued in April 2005 under the Company's 2005 Non-Employee Directors Stock Option Plan (the "2005 Directors Plan") that are scheduled to vest, on a quarterly basis, over twelve months following issuance.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

(c) Exhibits.

Exhibit Number                         Description
--------------                         -----------

99.1                    Financial statements of business acquired


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2005                         SPO MEDICAL INC.


                                                By: /s/ Michael Braunold
                                                    ----------------------------
                                                    Michael Braunold
                                                    Chief Executive Officer


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